Exhibit 99.3

PANDORA MEDIA, INC.
ATTN: LEGAL DEPARTMENT
2100 FRANKLIN STREET
SUITE 700
OAKLAND, CA 94612

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on [ ]. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on [ ]. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E54321-Z73725	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PANDORA MEDIA, INC.

The Board of Directors recommends that you vote FOR each of the following proposals:		For	Against	Abstain

1.	To adopt the Agreement and Plan of Merger and Reorganization (the “merger agreement”), dated as of September 23, 2018 (as such agreement may be amended from time to time), by and among Pandora, Sirius XM Holdings Inc., White Oaks Acquisition Corp., Sirius XM Radio Inc., Billboard Holding Company, Inc., and Billboard Acquisition Sub, Inc., pursuant to which through a series of transactions Sirius XM will acquire Pandora (the “merger agreement proposal”).	☐	☐	☐

2.	To approve, on a non-binding advisory basis, certain compensation that may be paid or become payable to Pandora’s named executive officers that is based on or otherwise relates to the transactions contemplated by the merger agreement.	☐	☐	☐

3.	To approve one or more adjournments or postponements of the Pandora special meeting, if necessary or appropriate, including to solicit additional proxies in the event there are not sufficient votes at the time of the Pandora special meeting to approve the merger agreement proposal.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Combined Document is available at www.proxyvote.com.

E54322-Z73725

PANDORA MEDIA, INC.

Special Meeting of Stockholders

[     ] at [     ]

This proxy is solicited by the Board of Directors

The stockholders hereby appoint [     ], [     ] and [     ], or each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of PANDORA MEDIA, INC. that the stockholders are entitled to vote at the Special Meeting of Stockholders to be held at [     ] on [     ], at [     ], and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side